Exhibit 23-2


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 for Wizzard Software Corporation, of our report dated January 24, 2003, except for Note 14 as to which the date is March 31, 2003, relating to the December 31, 2002 financial statements of Wizzard Software Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


    /s/Pritchett, Siler & Hardy, P.C.
    Pritchett, Siler & Hardy, P.C.
    Salt Lake City, Utah
    September 21, 2004